UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ENERGY FOCUS, INC.

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the
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ENERGY FOCUS, INC.
32000 AURORA ROAD, SUITE B
SOLON, OHIO 44139

November 7, 2019

Dear Stockholder:

You are cordially invited to this year’s Annual Meeting of Stockholders, which will be held virtually on Tuesday, December 17, 2019 at 9:00 A.M., Eastern Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/EFOI2019, where you will be able to listen to and participate in the meeting live, submit questions, and vote online. We believe that a virtual stockholder meeting will provide greater access to those who may want to attend, and therefore have chosen to conduct a virtual meeting rather than an in-person meeting. Because the Annual Meeting is virtual and being conducted electronically, stockholders cannot attend the Annual Meeting in person.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, have been made a part of this invitation.

Your vote is important. Whether or not you plan to participate in the Annual Meeting, I hope that you will vote as soon as possible. Please review the instructions on each of your voting options described in the Proxy Statement.

Please also note that if you hold your shares in “street name” through a bank or broker, that custodian cannot vote your shares on all matters without your specific instructions.

Thank you for your ongoing support of, and continued interest in, Energy Focus.

Very truly yours,

/s/ James Tu
James Tu
Chairman and Chief Executive Officer

ENERGY FOCUS, INC.
32000 AURORA ROAD, SUITE B
SOLON, OHIO 44139

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 17, 2019

TO STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Energy Focus, Inc. (the “Company”) will be held virtually on Tuesday, December 17, 2019 at 9:00 A.M., Eastern Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/EFOI2019, where you will be able to listen to and participate in the meeting live, submit questions, and vote online. Because the Annual Meeting is virtual and being conducted electronically, stockholders cannot attend the Annual Meeting in person.

The Annual Meeting is being held for the following purposes:

1.
To elect five directors to serve until the next annual meeting or until their successors are elected and appointed, the nominees for which are as follows: Jennifer Cheng, Geraldine McManus, Philip Politziner, Stephen Socolof and James Tu;

2.
To approve, for purposes of NASDAQ Marketplace Rule 5635, the issuance of (a) the shares of Series A Convertible Preferred Stock, $0.0001 par value per share, of the Company (the “Series A Preferred Stock”), which is convertible into shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”), upon conversion of the outstanding balance of (including interest accrued thereon) the subordinated convertible promissory notes issued by the Company to certain investors on March 29, 2019 (the “Notes”), and (b) the shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock outstanding as a result of the conversion of the Notes;

3.
To consider and vote upon a proposal to amend the Certificate of Incorporation, as amended, of the Company to increase the number of authorized shares of Common Stock, and the number of authorized shares of preferred stock, $0.0001 par value per share, of the Company and to increase the number of shares of Series A Preferred Stock;

4.
To consider a proposal to approve a discretionary amendment to the Company’s certificate of incorporation, as amended, to effect a reverse stock split of the Common Stock at a ratio of at least 1-for-2 and up to 1-for-20, with the exact ratio within the foregoing range to be determined by the company’s board of directors;

5.	To consider and approve on an advisory basis the compensation of our named executive officers;

6.	To consider and approve on an advisory basis the frequency of future advisory votes on compensation of our named executive officers;

7.	To consider and ratify the appointment of GBQ Partners LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2019; and

8.	To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on October 25, 2019 are entitled to notice of and to vote during the Annual Meeting and any adjournments or postponements thereof.

Most stockholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you. Your vote by proxy will ensure your representation at the Annual Meeting, regardless of whether you attend the meeting or not. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares at the virtual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 17, 2019:

This Proxy Statement and our Annual Report on Form 10-K, are available at: http://www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Tod A. Nestor
Tod A. Nestor
President, Chief Financial Officer and Secretary

Solon, Ohio
November 7, 2019

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

ENERGY FOCUS, INC.
32000 AURORA ROAD, SUITE B
SOLON, OHIO 44139

INFORMATION CONCERNING SOLICITATION AND VOTING OF PROXIES

General

The enclosed proxy is solicited on behalf of the Board of Directors (“Board of Directors” or “Board”) of Energy Focus, Inc., a Delaware corporation (“Energy Focus” or the “Company”), for use during the Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on Tuesday, December 17, 2019 at 9:00 A.M., Eastern Time, or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/EFOI2019, where you will be able to listen to and participate in the meeting live, submit questions, and vote online.

The cost of soliciting these proxies will be borne by the Company. Regular employees and directors of the Company may solicit proxies in person, by telephone, by mail, or by email. No additional compensation will be given to employees or directors for such solicitation. The Company will request brokers and nominees who hold shares of common stock, par value $.0001 per share, of Energy Focus (“Common Stock”) in their names to furnish proxy material to the beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

This Proxy Statement and related proxy form are first being sent to stockholders on or about November 11, 2019.

Record Date and Share Ownership

Only stockholders of record at the close of business on October 25, 2019 (the “Record Date”), will be entitled to notice of and to vote during the Annual Meeting and any adjournments or postponements thereof. The Company had 12,370,030 shares of Common Stock issued and outstanding as of the Record Date.

Proposals to be Voted Upon

You are being asked to vote on the following matters at the Annual meeting:

1.
To elect five directors to serve until the next annual meeting or until their successors are elected and appointed, the nominees for which are as follows: Jennifer Cheng, Geraldine McManus, Philip Politziner, Stephen Socolof and James Tu (the “Director Election Proposal”);

2.
To approve, for purposes of NASDAQ Marketplace Rule 5635, the issuance of (a) the shares of Series A Convertible Preferred Stock, $0.0001 par value per share, of the Company (the “Series A Preferred Stock”), which is convertible into shares of Common Stock, upon conversion of the outstanding balance of (including interest accrued thereon) the subordinated convertible promissory notes issued by the Company to certain investors on March 29, 2019 (the “Notes”), and (b) the shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock outstanding as a result of the conversion of the Notes (the “NASDAQ Stockholder Approval Proposal”);

3.
To consider and vote upon a proposal to amend the certificate of incorporation, as amended, of the Company (the “Certificate of Incorporation” or “Charter”) to increase the number of authorized shares of Common Stock, and the number of authorized shares of preferred stock, $0.0001 par value per share, of the Company (the “Preferred Stock”) and to increase the number of shares of Series A Preferred Stock (the “Charter Amendment Proposal”);

4.
To consider a proposal to approve a discretionary amendment to the Certificate of Incorporation to effect a reverse stock split of the Common Stock at a ratio of at least 1-for-2 and up to 1-for-20, with the exact ratio within the foregoing range to be determined by the Board (the “Reverse Stock Split Proposal”);

5.	To consider and approve on an advisory basis the compensation of our named executive officers (the “Say-on-Pay Proposal”);

6.	To consider and approve on an advisory basis the frequency of future advisory votes on compensation of our named executive officers (the “Say-on-Frequency Proposal”);

7.
To consider and ratify the appointment of GBQ Partners LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2019 (the “Independent Registered Public Accounting Firm Ratification Proposal”); and

8.	To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.
Voting

Each share of Common Stock held as of the Record Date entitles its holder to one vote on each matter to be acted upon during the Annual Meeting. At the Annual Meeting, the holders of a majority in voting power of all issued and outstanding Common Stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Stockholders attending the meeting by remote communication shall be deemed present in person and permitted to vote at the Annual Meeting.
If you are a beneficial owner of shares that are held in “street name” (meaning a broker, trustee, bank or other nominee holds shares on your behalf), you may need to instruct your broker as to how to vote your shares on the proposals presented in this Proxy Statement. Failure to do so may result in a “broker non-vote,” because a broker may not have discretion to vote on your behalf with respect to such matter during the Annual Meeting. Any proxies received by the Company marked as abstentions or broker non-votes will be included in the calculation of whether a quorum is present during the Annual Meeting.
The following describes the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted:

1.
Director Election Proposal. The five nominees receiving the greatest number of votes “For” election will be elected as directors. If you do not vote for a particular director nominee, or if you indicate “withhold authority” for a particular nominee on your proxy form, your vote will not have an effect on the outcome of the election of directors. Broker non-votes also will not have an effect on the outcome of the election of directors.

2.
NASDAQ Stockholder Approval Proposal. The affirmative vote of a majority of the votes cast is required to approve the NASDAQ Stockholder Approval Proposal. Abstentions and broker non-votes are not considered votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of this proposal.

3.
Charter Amendment Proposal. The affirmative vote of a majority of all of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve the Charter Amendment Proposal. Abstentions and broker non-votes will have the same effect as a vote against the Charter Amendment Proposal.

4.
Reverse Stock Split Proposal. The affirmative vote of a majority of all of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is required to approve the Reverse Stock Split Proposal. Abstentions and broker non-votes will have the same effect as a vote against the Reverse Stock Split Proposal.

5.
Say-on-Pay Proposal. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the Say-on-Pay Proposal is required to approve Say-on-Pay Proposal. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal.

6.
Say-on-Frequency Proposal. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the Say-on-Frequency Proposal is required to approve Say-on-Frequency Proposal. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal.

7.
Independent Registered Public Accounting Firm Ratification Proposal. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the Independent Registered Public Accounting Firm Ratification Proposal is required to approve Independent

Registered Public Accounting Firm Ratification Proposal. Abstentions will have the same effect as a vote against this proposal, and broker non-votes will have no effect on the outcome of this proposal.
The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted during the Annual Meeting. Where such proxies specify a choice with respect to the proposal, the shares will be voted in accordance with the specifications made. Any proxy in the enclosed form which is returned signed but is not marked will be voted:

•	For the election of each of the five nominees for director listed in this Proxy Statement;

•	For the NASDAQ Stockholder Approval Proposal;

•	For the Charter Amendment Proposal;

•	For the Reverse Stock Split Proposal

•	For the Say-on-Pay Proposal;

•	For the option of once every two years as the preferred frequency with which stockholders will be provided an advisory vote on executive compensation; and

•	For the Independent Registered Public Accounting Firm Ratification Proposal.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either by delivering a written notice of revocation or a duly executed proxy bearing a later date to Energy Focus, Inc., Attention: Secretary, 32000 Aurora Road, Suite B, Solon, Ohio 44139 or by participating in the virtual Annual Meeting and voting electronically. If a proxy is properly signed and not properly revoked, the shares it represents will be voted in accordance with the instructions of the stockholder. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke your proxy or vote during the Annual Meeting, you must follow the instructions provided to you by the record holder and/or obtain from the record holder a proxy issued in your name. Participation in the Annual Meeting will not, by itself, revoke a proxy.

Virtual Stockholder Meeting

The Annual Meeting will be conducted exclusively online via live webcast, allowing all of our stockholders the option to participate in the live, online meeting from any location convenient to them, providing stockholder access to our Board and management, and enhancing participation. Persons who held our Common Stock at the close of business on the Record Date may attend, vote and ask questions at the Annual Meeting by following the instructions provided.
The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/EFOI2019. We encourage you to access the Annual Meeting before the start time of 9:00 a.m., Eastern Time, on December 17, 2019. Please allow ample time for online check-in, which will begin at 8:45 a.m., Eastern Time, on December 17, 2019.
Stockholders who participate in the virtual Annual Meeting by way of the link above will be deemed to be “present in person,” as such term is used in this Proxy Statement, including for purposes of determining a quorum and counting votes.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Nominees

The Company’s Bylaws provide that the number of directors of the Company shall be no less than five and no more than nine, with the exact number within such range to be fixed by the Board of Directors. The size of the Board of Directors is currently set at six members following the resignations of Theodore L. Tewksbury III, Ronald Black, Marc Eisenberg and Satish Rishi and the subsequent appointment of James Tu following the filing of the Company’s Annual Report on Form 10-K on April 1, 2019 (the “April 1, 2019 10-K Filing”), Stephen Socolof as of May 20, 2019 and Philip Politziner as of August 9, 2019. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the five nominees listed below, each of whom is a current director. The Board has determined not to re-nominate Michael Ramelot. You will only be able to vote for the five nominees named in this Proxy Statement, even though the Board size is currently set at six directors.  The Board has determined that it will have only five directors for the time being.  However, the Board will continue to seek and evaluate qualified and suitable directors to be added to the Board.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below, regardless of whether any other names are placed in nomination by anyone other than one of the proxy holders. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxy holders will vote in favor of the remainder of those nominated and for such substituted nominees, if any, as shall be designated by the Board of Directors. Please note that if the candidacy of one or more nominees should be withdrawn, the Board may reduce the number of directors to be elected at this time. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

Biographical information concerning each nominee is set forth below:

Name	Age	Director Since	Background

Jennifer Cheng	52	2019
Ms. Cheng has served as a member of the Board of Directors since February 2019. She is the co-founder and has served as director on the board of Social Energy Partners LLC, which develops sustainability and smart building/smart city projects in the U.S., Caribbean, Southeast Asia and the Middle East, since September 2017. Ms. Cheng also served as an Independent Director (within the meaning of the NASDAQ Marketplace Rules) for the Company from 2012 to 2015. From 1997 to 2006, Ms. Cheng was the co-founder and chairwoman of The X/Y Group, a marketing enterprise that markets and distributes global consumer brand products, including JanSport and Skechers in the greater China region. From 1995 to 1998, Ms. Cheng was a marketing director for Molten Metal Technology, a Boston-based clean energy company that developed patented technologies and offered solutions for advanced treatment and energy recycling for hazardous radioactive waste.

Ms. Cheng received a Master’s degree in Business Administration from Fairleigh Dickinson University and a Bachelor’s degree in Economics and International Business from Rutgers University.

The Board of Directors believes that Ms. Cheng’s qualifications to serve as a Board member include her familiarity with the Company due to her prior service as a director and her experience with and insight into businesses focused on energy efficiency. Ms. Cheng has served as a member of the Nominating and Corporate Governance Committee since February 2019.

Geraldine McManus	62	2019
Ms. McManus has served as a member of the Board of Directors since February 2019. She has been a Managing Member of Granger Management, an independent investment business, since May 2014. Previously, she was a Managing Director in the Investment Management Division at Goldman Sachs, where she worked from February 1998 until February 2014 and helped build its Private Wealth Management business, including structuring its business model and key functions focused on ultra-high net worth individuals and family groups. Prior to joining Goldman Sachs, Ms. McManus spent six years at Merrill Lynch as a Managing Director heading the Yankee Debt Capital Markets Group, advising sovereigns, supranational and international corporations on global debt issuance and liability management. Before working at Merrill Lynch, Ms. McManus spent six years at Salomon Brothers, two years as an associate in Corporate Finance and four years as a Product Specialist in the Hedge Management/Derivatives Group.
Ms. McManus received a B.S. from Cornell University and an M.B.A. from Wharton. She serves on the Board of Trustees for The Delbarton School in Morristown, New Jersey, The Caron Foundation in Wernersville, Pennsylvania and The Jane Goodall Institute.

The Board of Directors believes that Ms. McManus’s qualifications to serve as a Board member include experience in evaluating businesses for investment, her achievements in building organizational structures and non-profit board service. Ms. McManus serves as member of the Compensation Committee and Chairperson of the Nominating and Corporate Governance Committee.

Philip Politziner	78	2019
Mr. Politziner was a founder, President and a member of the Board of Directors of Amper Politziner and Mattia. Amper Politziner and Mattia is one of two predecessor firms to Eisner Amper LLC, a full service advisory and accounting firm. Mr. Politziner retired from Eisner Amper in 2015, last serving as Chairman Emeritus. Mr. Politziner was appointed as a member of the Board of Directors of Jensyn Acquisition Corporation (NASDAQ: JSYN) in 2016, where he had been the chairman of the audit committee until June 2019 when it consummated its merger with Peck Electric Co.  He had served on the Board of Directors of Baker Tilly International North America, the  Board of Directors of New Jersey Technology Council and the Board of Directors of Middlesex County Regional Chamber of Commerce. He has served on the Advisory Board of Jump Start New Jersey Angel Fund.  He was awarded the Chamber of Commerce  “Community Leader of Distinction” and was inducted into NJBiz Hall of Fame for businesspeople in New Jersey.  He also appears in Who’s Who in Corporate Finance.

Mr. Politziner received his B.S. in accounting from New York University and is currently licensed as a CPA in New Jersey. He is a member of the American Institute of Certified Public Accountants (AICPA) and the New Jersey Society of Certified Public Accountants (NJSCPA).

The Board of Directors believes that Mr. Politziner’s qualifications to serve as a Board member include his considerable experience with financial and accounting matters and Securities and Exchange Commission (“SEC”) compliance matters as the chairman of the audit committee of a public company. Mr. Politziner has been a member of the Audit Committee since August 2019.

Stephen Socolof	59	2019
Mr. Socolof has served as a member of our Board of Directors since May 2019. Mr. Socolof is Managing Partner of Tech Council Ventures, an early-stage venture capital firm, since 2017 and remains a Managing Partner of New Venture Partners, a venture capital firm that he co-founded in 2001. Previously, Mr. Socolof worked at Lucent Technologies, Inc. from 1996 to 2001 where he established Lucent’s New Ventures Group. Before joining Lucent, Mr. Socolof spent eight years with Booz, Allen & Hamilton Inc., where he was a leader of the firm’s innovation consulting practice. Mr. Socolof is currently a director or observer on the boards of Stratis IoT, SunRay Scientific, Vydia Inc., and Everspin Technologies Inc., which is a semiconductor and electronics technology company listed on the NASDAQ Global Market. He was a director of Gainspan Corporation before its acquisition by Telit Communications, Silicon Hive, until its acquisition by Intel Corporation, SyChip, Inc. before its acquisition by Murata, and an observer of Flarion Technologies, Inc., until its acquisition by Qualcomm Inc.

Mr. Socolof holds a Bachelor of Arts degree in economics and a Bachelor of Science degree in mathematical sciences from Stanford University and received his M.B.A. from the Amos Tuck School at Dartmouth College, where he was a Tuck Scholar. He currently serves on the Board of Advisors of the Center for the Study of Private Equity at the Tuck School.

The Board of Directors believes that Mr. Socolof’s qualifications to serve as a Board member include his long history of investing in technology growth companies, significant leadership experience in the corporate venture community, and experience as a public company board member, as well as his financial, business, and investment expertise. Mr. Socolof currently serves on the Audit Committee and the Compensation Committee.

James Tu	50	2019
Mr. Tu has served as our Chairman and Chief Executive officer since April 2019. He is also the founder and Chief Executive Officer of Social Energy Partners LLC, which develops energy efficiency and smart building projects, and founder and Chief Investment Officer of 5 Elements Global Advisors LLC, which focuses on investing in the cleantech sector and is a stockholder of the Company. Mr. Tu served as the Executive Chairman and Chief Executive Officer of the Company from May 2013 to February 2017, and as the non-Executive Chairman of the Board of Directors from December 2012 to April 2013. Previously, he served as the Director of Investment Management of Gerstein Fisher & Associates, and an equity analyst at Dolphin Asset Management Corp.

Mr. Tu received an MBA in finance from Baruch College and a B.S. in electrical engineering from Tsinghua University. A Chartered Financial Analyst (CFA) since 1997, he received an “E&Y Entrepreneur of the Year” award in the Technology category in 2016.

The Board of Directors believes that Mr. Tu’s qualifications to serve as a Board member include his role as the Company’s Chief Executive Officer, as well as his experience in and advising clean energy companies.

 Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

Executive Officers and Certain Significant Employees

The following table sets forth certain information about the executive officers and certain significant employees of the Company as of the Record Date. [There are no family relationships among any of our directors and executive officers.] For biographical information regarding our executive officers, see the discussion under “Biographical Information” below.

Name	Age	Position
James Tu	50	Chairman and Chief Executive Officer
Tod Nestor	56	President, Chief Financial Officer and Secretary
John Davenport	74	Chief Scientist

Biographical Information
James Tu
See the discussion under “--Nominees” above.
Tod Nestor
From 2017 to 2018, Mr. Nestor served as Executive Vice President and Chief Financial Officer of Alumni Ventures Group, a Manchester, New Hampshire based venture capital firm with the most active global transaction volume according to PitchBook. Between 2013 and 2016, Mr. Nestor served as the Chief Financial Officer of Merchants Automotive Group, Inc., a privately held, $300 million fleet management, short-term rental, automobile retail and consumer financing company. Previously, Mr. Nestor also served as Senior Vice President and Chief Financial Officer of The Penn Traffic Company, a $1.5 billion publicly traded grocery distribution company, and Chief Financial Officer for Fairway Holdings Corp., a privately held, $750 million iconic grocery store chain based in the greater New York City region. Earlier in his career, Mr. Nestor held other senior leadership roles across a wide array of functions in large organizations such as American Eagle Outfitters, HJ Heinz, and WR Grace. Mr. Nestor received a Bachelor of Business Administration degree in Accounting from the University of Notre Dame and an MBA in Finance and Entrepreneurial Management from The Wharton School of the University of Pennsylvania. He is also a licensed Certified Public Accountant (CPA), Certified Management Account (CMA), Certified Financial Manager (CFM), and Chartered Financial Analyst (CFA).
John Davenport
John Davenport currently serves as Chief Scientist for Energy Focus. Mr. Davenport joined Energy Focus in November 1999 as Vice President and Chief Technology Officer and served as Chief Operating Officer from July 2005 until May 2008 and President from May 2008 until July 2012. Prior to joining Energy Focus, Mr. Davenport served as President of Unison Fiber Optic Lighting Systems, LLC from 1998 to 1999. Mr. Davenport began his career at GE Lighting in 1972 as a research physicist and thereafter served 25 years in various capacities, including GE Lighting’s research and development manager and as development manager for high performance LED projects. He is a recognized global expert in light sources, lighting systems and lighting applications, with special emphasis in low wattage discharge lamps, electronic ballast technology and distributed lighting systems. Mr. Davenport developed numerous advanced lighting products for GE Lighting, including the blue Xenon headlamp currently used in automobiles. During his tenure with Energy Focus, Mr. Davenport led the development of a range of LED lighting products, including Intellitube®, Energy Focus’ unique tubular LED retrofit lamp. He is the author of more than 125 patents.
Mr. Davenport received a Master’s degree in Physics and a Bachelor of Science degree in Physics from John Carroll University.

Corporate Governance

Director Independence

The Board of Directors has determined that each of the following current directors and/or nominees is independent within the meaning of the NASDAQ Marketplace Rules:

Jennifer Cheng
Geraldine McManus
Philip Politziner
Michael R. Ramelot
Stephen Socolof

In this Proxy Statement these directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.”

In addition, to the knowledge of the current management, each of the following persons that served as a director during the last completed fiscal year was independent within the meaning of the NASDAQ Marketplace Rules: Ronald D. Black, William F. Cohen, Glenda M. Dorchak, Marc J. Eisenberg and Satish Rishi.

Board Meetings and Committees; Annual Meeting Attendance

The Board of Directors held a total of eleven meetings during the fiscal year ended December 31, 2018. All current directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors served.

The Company does not have a policy regarding attendance by the directors at the Company’s Annual Meeting. The Company generally encourages, but does not require, directors to attend the Company’s annual meetings of stockholders. All of the then serving six directors were present virtually at the last Annual Meeting of stockholders held June 20, 2018.

Compensation Committee

The Company has a standing Compensation Committee of the Board of Directors, currently consisting of Mr. Socolof, as chair, and Ms. McManus. Each of the members of the Compensation Committee is an Independent Director and is also independent under the criteria established by NASDAQ Marketplace Rules for compensation committee membership. The Compensation Committee held three meetings in 2018. The Board has approved a charter for the Compensation Committee. A copy of this charter can be found on the Company’s website at http://www.energyfocus.com.

The Compensation Committee’s primary functions are to:

•
receive proposals from management and review and recommend to the Board the corporate goals and objectives relevant to compensation of the Chief Executive Officer, evaluate his performance in light of such goals and objectives, and recommend to the Board for approval his compensation level based on this evaluation;

•	develop and recommend to the Board compensation arrangements for other executive officers of the Company;

•	review and recommend to the Board incentive compensation plans and equity-based plans, and administer such plans;

•	review and recommend to the Board all other employee benefit plans for the Company; and

•	review and make recommendations to the Board regarding compensation of the Board of Directors.

The authority of the Compensation Committee may be delegated to a subcommittee of the Compensation Committee, consisting of one or more directors. The Chief Executive Officer may provide recommendations regarding compensation of other executive officers. The Compensation Committee is empowered to retain consultants for advice on compensation matters.

No director currently serving on the Compensation Committee is or has been an officer or employee of the Company or any of the Company’s subsidiaries. No interlocking relationships exist between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past.

During 2018, the Compensation Committee engaged Compensia, Inc. to assist with the review of the Company’s executive and Board compensation by providing data on market trends and, more specifically, with respect to a group of peer companies having similar size and other characteristics to the Company and how the Company’s compensation levels compared with such peers.

Audit and Finance Committee

The Company’s Audit and Finance Committee acts as the standing audit committee of the Board of Directors. The Audit and Finance Committee of the Board of Directors, which currently consists of Mr. Ramelot, as chair, Mr. Socolof, and Mr. Politziner, held five meetings in 2018. Each of the members of the Audit and Finance Committee is an Independent Director and is also independent under the criteria established by the SEC and the NASDAQ Stock Market for audit committee membership. The Board of Directors has determined that Mr. Politziner is an “audit committee financial expert,” as defined under the rules of the SEC. The Board has approved a charter for the Audit and Finance Committee. A copy of this charter can be found on the Company’s website at http://www.energyfocus.com.

The Audit and Finance Committee’s primary functions are to assist the Board of Directors in its oversight of the integrity of the Company’s financial statements and other financial information, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm. More specifically, the Audit Committee:

•	appoints, compensates, evaluates and, when appropriate, replaces the Company’s independent registered public accounting firm;

•	reviews and pre-approves audit and permissible non-audit services;

•	monitors the independent registered public accounting firm’s relationship with the Company; and

•
meets with the independent registered public accounting firm and management to discuss and review the Company’s financial statements, internal controls, and auditing, accounting and financial reporting processes.

Nominating and Corporate Governance Committee

The Company has a Nominating and Corporate Governance Committee of the Board of Directors (“Nominating Committee”), currently consisting of Ms. McManus as chair, and Ms. Cheng. Each of the members of the Nominating Committee is an Independent Director. The Nominating Committee held three meetings in 2018. The Board has approved a charter for the Nominating Committee. A copy of this charter can be found on the Company’s website at http://www.energyfocus.com.

The Nominating Committee’s primary functions are to carry out the responsibilities delegated by the Board relating to the Company’s director nominations process and procedures, developing and maintaining the Company’s corporate governance policies, and any related matters required by the NASDAQ Stock Market or federal securities laws. More specifically, the Nominating Committee:

•
determines, makes recommendations, and reviews periodically with the Board, the appropriate number of directors that shall constitute the Board, along with the qualifications required to be a director, the Board’s leadership structure and its committee structure and composition;

•	conducts searches for and reviews individuals qualified to become members of the Board;

•
makes recommendations to the Board regarding the selection and approval of the nominees for director to be submitted during the annual meeting of stockholders and identifies and makes recommendations to the Board regarding the selection and approval of candidates to fill vacancies on the Board;

•	evaluates and makes a recommendation to the Board with respect to the “independence” of directors;

•
oversees the Company’s corporate governance practices, procedures, corporate governance guidelines and other governing documents, and other governance matters required by the SEC or NASDAQ Stock Market and makes related recommendations to the Board;

•	oversees the Board’s and committees’ evaluation and charter review process; and

•	develops and recommends to the Board for approval, after taking into account any input provided by the Compensation Committee, a Chief Executive Officer succession plan.

The Nominating Committee will consider various candidates for Board membership, including those suggested by other Board members, by any executive search firm engaged by the Nominating Committee, and by stockholders. A stockholder who wishes to suggest a prospective nominee for the Board to consider should notify the Secretary of the Company or any member of the Nominating Committee in writing, with any supporting material the stockholder considers appropriate, at the following address: Energy Focus, Inc., 32000 Aurora Road, Suite B, Solon, Ohio 44139.

Board Leadership Structure and Role in Risk Oversight

Mr. Tu currently serves as both Chairman of the Board and Chief Executive Officer. The Nominating Committee periodically considers whether the roles of Chief Executive Officer and Chairman should be separate, but believes at this time that the Company and its stockholders are best served by its current leadership structure. Combining the roles of Chairman and Chief Executive Officer fosters accountability, effective decision-making and alignment between interests of the Board and management. In September 2019, the Board of Directors established a lead independent director position (“Lead Director”) and the Board appointed Mr. Socolof as the Lead Director. The Lead Director serves as a liaison between the Independent Directors and the Chairman and the Chief Executive Officer and the full Board, consults with and advises the Chairman regarding Board matters, calls and chairs meetings of Independent Directors and chairs meetings of the Board when the Chairman is not present.

It is management’s responsibility to manage risk and bring material risks to the attention of the Board. The Board administers its risk oversight role by reviewing strategic, financial and execution risks and exposures associated with the Company’s operations and financial condition; litigation and other matters that may present material risk to our operations, plans, prospects or reputation; acquisitions and divestitures; and senior management succession planning. This oversight role is performed directly and through the committee structure and the committees’ regular reports to the Board of Directors. The Audit and Finance Committee reviews risks associated with legal, compliance, and major financial and accounting matters, including financial reporting, accounting, disclosure, internal controls over financial reporting and ethics and compliance programs. The Compensation Committee reviews risks related to executive compensation and the design of compensation programs, plans and arrangements. The Nominating Committee reviews risks associated with the Company’s corporate governance policies, as well as NASDAQ Stock Market rules and federal securities laws.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board of Directors through our Secretary of the Company by writing to the following address: Energy Focus, Inc., Attention: Board of Directors, 32000 Aurora Road, Suite B, Solon, Ohio 44139. Any such communication should indicate whether the communication is intended to be directed to the entire Board of Directors or to a particular director(s), and must indicate the number of shares of Company stock beneficially owned by the stockholder. Our Secretary will forward appropriate communications to the Board of Directors and/or the appropriate director(s). Inappropriate communications include correspondence that does not relate to the business or affairs of the Company or the functioning of the Board of Directors or its committees, advertisements or other commercial solicitations or communications, and communications that are frivolous, threatening, illegal or otherwise not appropriate for delivery to directors.

PROPOSAL NO. 2: NASDAQ STOCKHOLDER APPROVAL PROPOSAL

We are asking stockholders to approve the issuance of (a) shares of Series A Preferred Stock issuable upon conversion of the Notes and (b) shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock in accordance with NASDAQ Marketplace Rule 5635.

Background

On March 29, 2019, the Company entered into a Note Purchase Agreement with Fusion Park LLC (“Fusion Park”), F&S Electronic Technology (HK) Co., Ltd, Brilliant Start Enterprise Inc. (“Brilliant Start”), Vittorio Viarengo and Amaury Furmin (the “Investors”) for the purchase of an aggregate $1.7 million in subordinated convertible promissory notes (referred to in this Proxy Statement as the “Notes”). The Notes, which were issued to the Investors on March 29, 2019 and amended on May 29, 2019 (the “Financing”), have a maturity date of December 31, 2021 (the “Maturity Date’) and bear interest at a rate of five percent per annum until June 30, 2019, and at a rate of ten percent thereafter. The outstanding principal amount of each Note, together with accrued interest (such principal and interest, the “Aggregate Outstanding Amount”), is convertible into shares of Series A Preferred Stock at a conversion rate determined by the arithmetic average of the volume-weighted average closing price of the Common Stock measured over a specified ten-trading-day period, which equaled $0.67 (the “Conversion Rate”).

The Notes will automatically convert into Series A Preferred Stock on the first business day following the date on which the Company’s stockholders approve the transactions contemplated by the Notes, including (a) the issuance of shares of the Common Stock upon conversion of the shares of Series A Preferred Stock in excess of the number of shares of Common Stock permitted to be issued without stockholder approval by NASDAQ Marketplace Rules 5635(d) and 5635(b), as applicable (“NASDAQ Stockholder Approval”), and (b) the increase in the number of authorized and available shares of Series A Preferred Stock pursuant to the Certificate of Incorporation (“Amendment to Certificate Stockholder Approval,” and, together with NASDAQ Stockholder Approval, “Stockholder Approval”). See “Proposal No. 3: Charter Amendment Proposal.”

To calculate the number of shares of Series A Preferred Stock into which each Note may convert, the Aggregate Outstanding Amount of such Note will be divided by the Conversion Rate. By way of example, if the Notes were to convert on the first business day after the Annual Meeting, it is expected that the Aggregate Outstanding Amount with respect to all of the Notes will be $1,801,068 and the Notes would convert into 2,688,161 shares of Series A Preferred Stock.

Terms of the Series A Preferred Stock

The Series A Preferred Stock was created by filing a certificate of designation with the Secretary of State of the State of Delaware for the Company’s 2,000,000 authorized shares of Preferred Stock on March 29, 2019. In addition, an amendment to the certificate of designation was filed on May 30, 2019 (as amended, the “Certificate of Designation”). If the Aggregate Outstanding Amount of all outstanding notes converted into Series A Preferred Stock on the Maturity Date, the Conversion Rate results in the issuance of an aggregate of 3,206,051 shares of Series A Preferred Stock. Because this exceeds the 2,000,000 currently authorized shares of Preferred Stock and designated shares of Series A Preferred Stock, the Certificate of Incorporation, which includes the Certificate of Designation, will need to be amended to permit such conversion. See “Proposal No. 3: Charter Amendment Proposal.”

Shares of Series A Preferred Stock (a) are entitled to a number of votes equal to 55.37% of the number of shares of Common Stock into which each such share is convertible, (b) have a preference upon liquidation equal to the Conversion Rate per share and then participate on an as-converted basis with the Common Stock with respect to any additional distributions, (c) receive any dividends declared and payable on the Common Stock on an as-converted basis, and (d) are convertible at the option of the holder into shares of Common Stock on a one-for-one basis (subject to adjustment for any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Common Stock).

Why We Need Stockholder Approval

Our Common Stock is listed on the NASDAQ Capital Market, and we are subject to NASDAQ Marketplace Rules. NASDAQ Marketplace Rule 5635(b) requires stockholder approval prior to the issuance of securities that will result in a change of control of a listed company, which for purposes of the NASDAQ Marketplace Rule 5635(b) is generally deemed to occur when an investor or investor group acquires or has the right to acquire 20% or more of a company’s outstanding common stock or voting power. NASDAQ Marketplace Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction (other than a public offering) involving the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock) equal to 20% or more of Common Stock or 20% more of the voting power outstanding before the issuance at price that is less than the “Minimum Price.” Under NASDAQ Marketplace Rule 5635(d), “Minimum Price” means a price that is the lower of: (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average closing price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

The maximum Aggregate Outstanding Amount under all of the Notes combined through the Maturity Date is $2,148,055, which is convertible into a maximum of 3,206,051 shares of Series A Preferred Stock. Each share of Series A Preferred Stock has a vote equal to 55.37% of the number of shares of Common Stock into which each such share is convertible, which would be an aggregate of 1,775,190 votes by the holders of the Series A Preferred Stock if the notes converted on the Maturity Date. If the Series A Preferred Stock is converted into Common Stock, it is entitled to one vote per share, or a maximum aggregate of 3,206,051 votes by the then holders of such Common Stock if the notes converted on the Maturity Date.

As of the date the Notes were issued, there were 12,191,120 shares of Common Stock outstanding. Because the Series A Preferred Stock may result in an issuance of Common Stock that is greater than 20% of the outstanding Common Stock or voting power as of the issuance date (and as of the Record Date), we are asking stockholders to approve the transactions contemplated by the Financing for purposes of NASDAQ Marketplace Rule 5635(d). We are also seeking stockholder approval of the transactions contemplated by the Financing pursuant to NASDAQ Marketplace Rule 5635(b) in the event that the issuance of shares of Series A Preferred Stock results in a change in control as defined in NASDAQ Marketplace Rule 5635(b).

Two of the Investors, including our Chairman and Chief Executive Officer, James Tu, as owner of Fusion Park, and Brilliant Start, controlled by Gina Huang, invested $580,000 and $500,000, respectively. Fusion Park and Brilliant Start were among the parties to the Schedule 13D filed with the SEC on November 30, 2018, as amended on February 26, 2019 and further amended April 3, 2019, reporting that the filing group (the “Schedule 13D Parties”) held a collective 17.2% beneficial ownership position in the Company. Pursuant to the agreement entered into by the Schedule 13D Parties with the Company on February 21, 2019, the Company agreed to (a) appoint Ms. Cheng and Ms. McManus to the Board for the term ending at the 2019 Annual Meeting and nominate Ms. Cheng and Ms. McManus for election as director to the Board at the 2019 Annual Meeting; (b) recommend that the Company’s stockholders vote in favor of the election of Ms. Cheng and Ms. McManus; and (c) solicit proxies for the election of Ms. Cheng and Ms. McManus at the 2019 Annual Meeting. Ms. Cheng and Ms. McManus also serve as members of the Nominating and Corporate Governance Committee and Ms. McManus serves as a member of the Compensation Committee.

Prior to the transaction, Ms. Huang held an aggregate of 1,017,390 shares of Common Stock through Brilliant Start and Jag International, Ltd. and Mr. Tu beneficially owned 300,000 shares of Common Stock through his voting and dispositive power over the Common Stock held by 5 Elements Global Fund L.P. Assuming conversion of the Notes on the business day after the Annual Meeting, Ms. Huang would beneficially own 790,635 shares of Series A Preferred Stock (or Common Stock, if such shares of Series A Preferred Stock are converted), and Mr. Tu would beneficially own 917,137 shares of Series A Preferred Stock (or Common Stock, if such shares of Series A Preferred Stock are converted). As a result, based on the number of shares of Common Stock outstanding as of the Record Date and assuming Stockholder Approval is received:

•	Ms. Huang’s total beneficial ownership would increase to 1,808,025 shares, or 13.7%, of the Common Stock;

•	Mr. Tu’s beneficial ownership would increase to 1,217,137 shares, or 9.2%, of the Common Stock;

•	the Schedule 13D Parties’ collective beneficial ownership would increase to 3,834,620 shares, or 27.2%, of the Common Stock;

However, until the Series A Preferred Stock is converted into Common Stock, because the shares of Series A Preferred Stock are only entitled to a number of votes equal to 55.37% of the number of shares of Common Stock into which each such share is convertible, Ms. Huang, Mr. Tu and the Schedule 13D Parties would only have voting power over 10.5%, 5.8% and 22.2% of the Common Stock.

Impact of Approval on Stockholders

The issuance of Series A Preferred Stock upon conversion of the Notes would have a dilutive effect on current stockholders who did not participate in the Financing, in that the percentage ownership and voting power of the Company held by current stockholders would decline as a result and therefore have less ability to influence significant corporate decisions requiring stockholder approval.

The maximum number of shares of Series A Preferred Stock (or Common Stock, if such shares of Series A Preferred Stock are converted) of 3,206,051 shares represents 26.3% of the number of shares of Common Stock outstanding as of the date the Notes were issued. The following table shows the pro forma impact of the issuance of the maximum number of shares of Series A Preferred Stock (or Common Stock, if such shares of Series A Preferred Stock are converted) on the ownership of our stock as of the Record Date, including with respect to the Schedule 13D Parties of which Mr. Tu and Ms. Huang are members:

	Before Note Conversion		Pro Forma for the Note Conversion
	No. of Shares	Percentage of Stock	No. of Shares	Percentage of Stock
Existing holders of Common Stock (other than the Schedule 13D Parties)	10,243,182	82.8%	11,412,448	73.3%
Schedule 13D Parties	2,126,848	17.2%	4,163,633	26.7%
Total	12,370,030	100.0%	15,576,081	100.0%

Issuance of our Series A Preferred Stock and Common Stock upon conversion of the Series A Preferred Stock could also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our Common Stock to decline.

Consequences of Not Approving This Proposal

If we do not obtain NASDAQ Stockholder Approval, the Notes will not convert, and an aggregate amount of $2,148,055 in principal and accrued interest will become due and payable, to the extent not already paid, on the Maturity Date. We have relied on the Financing to sustain our business and continue as a going concern, and a failure of the Notes to convert and an inability to obtain additional financing could have a material adverse effect on our business, future prospects, and financial condition, and could even force us to sell certain assets or discontinue or curtail our operations. As a result, investors in the Company could lose their entire investment.

The increase in the authorized number of shares of Common Stock and Preferred Stock pursuant to the Charter Amendments (as described in Proposal No. 3) is not necessary if this Proposal No. 2 is not approved and is therefore contingent upon stockholder approval of this Proposal No. 2. If Proposal No. 2 is not approved by stockholders, then the Charter Amendments will not become effective, even if stockholders vote in favor of the Charter Amendments.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NASDAQ STOCKHOLDER APPROVAL PROPOSAL.

PROPOSAL NO. 3: CHARTER AMENDMENT PROPOSAL

On October 28, 2019, the Board adopted, subject to stockholder approval, an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 shares to 50,000,000 shares, and to increase the number of authorized shares of Preferred Stock from 2,000,000 shares to 5,000,000 shares and to increase the number of shares of Series A Preferred Stock (the “Charter Amendments”).
Background
As described above, the Notes issued pursuant to the Financing will automatically convert into Series A Preferred Stock on the first business day following the date on which Stockholder Approval is obtained.
The Notes are convertible into a maximum of 3,206,051 shares of Series A Preferred Stock. Currently, we do not have a sufficient number of shares of Preferred Stock authorized for issuance to cover the maximum issuance of Series A Preferred Stock upon conversion of the Notes.
The conversion of the Notes (as described in Proposal No. 2) is also contingent upon stockholder approval of Proposal No. 2. If Proposal No. 2 is not approved by stockholders, then the Charter Amendments will not become effective, even if stockholders vote in favor of the Charter Amendments.
Form of the Charter Amendments
The Board has deemed the Charter Amendments to be advisable and in the best interests of the Company and is accordingly is submitting it to stockholders for approval. The Charter Amendments would revise the Company’s Certificate of Incorporation by replacing paragraph (A) of Article FOUR with the following language:
“(A) The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Fifty-Five Million (55,000,000) shares, each with a par value of $0.0001 per share. Fifty Million (50,000,000) shares shall be Common Stock and Five Million (5,000,000) shares shall be Preferred Stock.”
In addition, Section 1 of the Certificate of Designation shall be amended, such that 3,300,000 shares of Preferred Stock are designated as Series A Preferred Stock. The full text of the proposed Charter Amendments are set forth in Appendix A of this Proxy Statement.
Purpose of the Amendment and Impact on Stockholders
The Charter Amendments are intended to allow the Notes to convert into Series A Preferred Stock and ensure that the Company will continue to have an adequate number of authorized and unissued shares of Common Stock and Preferred Stock available for future use. As of the Record Date, the Company had 12,370,030 shares of Common Stock issued and outstanding and an additional 1,518,772 shares reserved for issuance as future awards or upon exercise or settlement of outstanding awards pursuant to our equity incentive plans, or for purchase under our employee stock purchase plan. In addition, a maximum of 3,206,051 shares of Common Stock may be issuable upon conversion of the Series A Preferred Stock issuable upon the conversion of the Notes. In determining the size of the proposed authorized share increase, the Board considered a number of factors, including the number of shares issuable upon conversion of the Notes and reserved for future and outstanding equity awards.
The Board believes that the current level of authorized shares could impair the Company’s ability to pursue strategies intended to enhance stockholder value and support the Company’s plans for growth and capital needs. Increasing the number of authorized shares would provide the Company with additional flexibility to issue stock in connection with a variety of general corporate purposes that the Board may at times deem to be desirable for the Company. These general corporate purposes may include, without limitation, acquisitions, capital-raising transactions, including public or private equity or convertible debt financings, and equity-based incentive plans. Further, the availability of additional authorized shares of Common Stock could discourage, delay, or prevent a third-party takeover attempt, because the Company would be capable of engaging in actions that would be dilutive to a potential acquirer, although this proposal is not being presented with the intent to prevent or discourage any attempt to obtain control of the Company. Except with respect to the issuance of Series A Preferred Stock upon conversion of the Notes, the Company currently has no plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock or Preferred Stock that would be authorized by the proposed Charter Amendments. Any new issuance of Series A Preferred Stock will enjoy the same preferential rights upon liquidation as the shares of Series A Preferred Stock issued upon conversion of the Notes.
The holders of any of the additional shares of Common Stock issued in the future would have the same rights and privileges as the holders of any shares of Common Stock currently issued and outstanding. The proposed increase in authorized shares would not have an immediate effect on the rights of existing stockholders. However, as is the case with the shares of Common Stock and Preferred Stock that are currently authorized but unissued, if the Charter Amendments are adopted by the stockholders, the Board will have the authority to issue additional shares of Common Stock and Preferred Stock from time to time without further action on the part of stockholders, except as may be required by the Certificate of Incorporation, the rules of NASDAQ Stock Market or other applicable law and regulations. Future issuances of Common Stock or Preferred Stock (or securities convertible into Common Stock or Preferred Stock) could have a dilutive impact on, among other things, the earnings per share, the voting power of existing stockholders, and, depending on the issue price of future shares, the value of the currently outstanding shares. If both Proposal No. 2 and Proposal No. 3 are approved by stockholders, the dilution and concentration of ownership described above under “Proposal 2: NASDAQ Stockholder Approval Proposal-Impact of Approval on Stockholders” will apply.
Consequences of Not Approving this Proposal
If we do not obtain stockholder approval to amend the Certificate of Incorporation and increase the number of authorized shares of Preferred Stock, the Notes will not convert, and an aggregate amount of $2,148,055 in principal and accrued interest will become due and payable, to the extent not already paid, on the Maturity Date of December 31, 2021. We have relied on the Financing to sustain our business and continue as a going concern, and a failure of the Notes to convert and an inability to obtain additional financing could have a material adverse effect on our business, future prospects, and financial condition, and could even force us to sell certain assets or discontinue or curtail our operations. As a result, investors in the Company could lose their entire investment.
Effectiveness of the Amendment and Required Vote
Upon receipt of the necessary stockholder approval, the Board has authorized and directed the Company’s officers to prepare, execute and file the Charter Amendments with the Secretary of State of the State of Delaware. The Charter Amendments would become effective upon such filing. Our Board reserves the right, notwithstanding stockholder approval of the Charter Amendments and without further action by our stockholders, not to proceed with the amendment at any time before the filing of the Charter Amendments.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE CHARTER AMENDMENT PROPOSAL.

PROPOSAL NO. 4: REVERSE STOCK SPLIT PROPOSAL

The Board has unanimously approved and declared advisable an amendment to our Certificate of Incorporation to effect a reverse stock split of all outstanding shares of our Common Stock, in a ratio at least 1-for-2 and up to 1-for-20] The precise ratio of the proposed reverse stock split shall be a whole number within this range, determined in the sole discretion of the Board.

By approving this proposal, stockholders would give our Board authority, but not the obligation, to effect the reverse stock split and full discretion to approve the ratio at which shares of Common Stock will be reclassified, from and including a ratio of 1-for-2 and up to and including a ratio of 1-for-20 at any time up to six months after stockholder approval is obtained. The Board believes that providing it with this generalized grant of authority with respect to setting the split ratio and determining the timing for implementation of the reverse stock split, rather than mere approval of a pre-defined reverse stock split or a specific date for implementation, will give our Board the flexibility to set the ratio in accordance with current market conditions and therefore allow our Board to act in the best interests of the Company and our stockholders. If the Board decides to implement the reverse stock split, the reverse stock split will become effective upon the filing of the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Reverse Split Amendment”).

The Board reserves the right, even after stockholder approval, to abandon the proposed Reverse Split Amendment if the Board determines that it is not in the best interests of the Company and our stockholders. If the Reverse Split Amendment is not implemented by our Board within six months after stockholder approval is obtained, the proposal will be deemed abandoned, without any further effect.

The form of the proposed Reverse Split Amendment to accomplish the reverse stock split is attached to this Proxy Statement as Appendix B.

Purpose of Proposed Reverse Stock Split

We are submitting this proposal to our stockholders for approval in order to raise the per share trading price of our Common Stock. In particular, this will help us to maintain the listing of our Common Stock on the NASDAQ Capital Market.

Our Common Stock is listed on the NASDAQ Capital Market, which has as one of its continued listing requirements a minimum bid price of at least $1.00 per share. Recently our Common Stock has traded significantly below $1.00 per share. On January 18, 2019, the Company received a letter from the NASDAQ Stock Market informing the Company that, for the last 30 consecutive business days, the closing bid price for the Common Stock had been below the minimum $1.00 per share required pursuant to NASDAQ Marketplace Rule 5550(a)(2) (the “Bid Price Rule”). In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until July 17, 2019, to regain compliance with the Bid Price Rule. To regain compliance with the Bid Price Rule, the bid price of our Common Stock had to close at $1.00 per share or more for a minimum of ten consecutive trading days. The Company did regain compliance with the Bid Price Rule prior to July 17, 2019.

On May 15, 2019, the Company once again received a notification from the NASDAQ Stock Market informing the Company that, for the last 30 consecutive business days, the closing bid price for the Common Stock had been below the $1.00 minimum bid price and that the Company was not in compliance with the Bid Price Rule. In accordance with NASDAQ Marketplace Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days, or until November 11, 2019 (the “Compliance Date”), to regain compliance with the Bid Price Rule. During the initial compliance period, the Common Stock will continue to trade on the NASDAQ Capital Market. If, at any time before the Compliance Date, the closing bid price for the Common Stock is at least $1.00 for a minimum of 10 consecutive trading days, the NASDAQ Stock Market staff will provide written notification to the Company that it complies with the Bid Price Rule.

If the Company does not regain compliance by November 11, 2019, an additional 180 calendar days may be granted to regain compliance (the “Second Compliance Period”), so long as the Company meets the NASDAQ initial listing criteria (except for the Bid Price Rule) and notifies the NASDAQ Stock Market in writing of its intention to cure the deficiency during the Second Compliance Period. If the Company does not qualify for the second compliance period or fails to regain compliance during the additional 180-calendar-day period, then the NASDAQ Stock Market will notify the Company of its determination to delist the Common Stock, at which point the Company would have an opportunity to appeal the delisting determination to a hearings panel.

The Company has not regained compliance with the Bid Price Rule and has requested a Second Compliance Period from the NASDAQ Stock Market. In its request for a Second Compliance Period, the Company notified the NASDAQ Stock Market of its intention to regain compliance with the Minimum Bid Price Rule by conducting a reverse stock split of the Common Stock, if necessary.

The Reverse Stock Split Proposal is intended primarily to increase the per share bid price of our Common Stock and satisfy the NASDAQ Capital Market continued listing requirement. Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of our Common Stock, although we cannot provide any assurance that we will be able to meet or maintain a bid price over the minimum bid price requirement for continued listing on the NASDAQ Capital Market or any other exchange.

If our Common Stock is delisted from NASDAQ Capital Market, our ability to raise additional financing through the public or private sale of equity securities, may be adversely affected and may negatively affect the value and liquidity of our Common Stock. Delisting also could have other negative results, including the potential loss of employee confidence, the loss of institutional investors or interest in our business development opportunities.

If we are delisted from NASDAQ Capital Market and we are not able to list our Common Stock on another exchange, our Common Stock could be quoted on the OTC Bulletin Board or in the “pink sheets.” As a result, we could face significant adverse consequences including, among others:

•	a limited availability of market quotations for our securities;

•
a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and little or no analyst coverage of our company;

•	we would no longer qualify for exemptions from state securities registration requirements, which may require us to comply with applicable state securities laws; and

•	a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3) or obtain additional financing in the future.

Moreover, an increase in the per share trading value of our Common Stock would be beneficial because it would:

•	improve the perception of our Common Stock as an investment security;

•	reset our stock price to more normalized trading levels in the face of potentially extended market dislocations;

•	assist with future potential capital raises;

•	appeal to a broader range of investors to generate greater investor interest in us; and

•
reduce stockholder transaction costs because investors would pay lower commission to trade a fixed dollar amount of our stock if our stock price were higher than they would if our stock price were lower.

You should consider that, although the Board believes that a reverse stock split will in fact increase the trading price of our Common Stock, in many cases, because of variables outside of our control (such as market volatility, investor response to the news of a proposed reverse stock split and the general economic environment), the market price of our Common Stock may in fact decline in value after effecting the reverse stock split. You should also keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our company. However, should the overall value of our Common Stock decline after the proposed reverse stock split, then the actual or intrinsic value of the shares of our Common Stock held by you will also proportionately decrease as a result of the overall decline in value.

Potential Effects of the Proposed Reverse Stock Split

If this proposal is approved and the reverse stock split is effected, the reverse stock split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of Common Stock. The immediate effect of a reverse stock split would be to reduce the number of shares of our Common Stock outstanding and to increase the trading price of our Common Stock.

However, we cannot predict the effect of any reverse stock split upon the market price of our Common Stock over an extended period, and in many cases, the market value of a company’s common stock following a reverse stock split declines. We cannot assure you that the trading price of our Common Stock after the reverse stock split will rise in inverse proportion to the reduction in the number of shares of our Common Stock outstanding as a result of the reverse stock split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

Examples of Potential Reverse Stock Split at Various Ratios. The table below provides examples of reverse stock splits at various ratios up to 1-for-20, without giving effect to the treatment of fractional shares. The actual number of shares outstanding after giving effect to the reverse stock split, if effected, will depend on the actual ratio that is determined by the Board in accordance with the amendment to the Certificate of Incorporation.

Shares outstanding at the Record Date(1)	Reverse Stock Split Ratio	Shares outstanding after Reverse Stock Split	Reduction in Shares Outstanding
12,370,030	1-for-2	6,095,560	6,274,470
12,370,030	1-for-5	2,438,224	9,931,806
12,370,030	1-for-10	1,219,112	11,150,918
12,370,030	1-for-20	609,556	11,760,474
(1) Does not include shares of Common Stock that could be issued as a result of the approval of the NASDAQ Stockholder Approval Proposal and the Charter Amendment Proposal.

The resulting decrease in the number of shares of our Common Stock outstanding could potentially adversely affect the liquidity of our Common Stock, especially in the case of larger block trades.

Effects on Ownership by Individual Stockholders. If we implement a reverse stock split, the number of shares of our Common Stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the reverse stock split by the appropriate ratio and then rounding down to the nearest whole share. We would pay cash to each stockholder in lieu of any fractional interest in a share to which each stockholder would otherwise be entitled as a result of the reverse stock split, as described in further detail below. The reverse stock split would not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power, except to the extent that interests in fractional shares would be paid in cash.
Effect on Restricted Stock, Options, Warrants. In addition, we would adjust all outstanding shares of any restricted stock, options and warrants entitling the holders to purchase shares of our Common Stock as a result of the reverse stock split, as required by the terms of these securities. In particular, we would reduce the conversion ratio for each instrument, and would increase the exercise price in accordance with the terms of each instrument and based on the 1-for-2, up to 1-for-20 ratio of the reverse stock split (i.e., the number of shares issuable under such securities would decrease by 50%, up to 95%, respectively, and the exercise price per share would be multiplied by 2, up to 20, respectively). Also, we would reduce the number of shares reserved for issuance under our existing 2014 Stock Incentive Plan, as amended, and our 2013 Employee Stock Purchase Plan, proportionately based on the ratio of the reverse stock split. A reverse stock split would not otherwise affect any of the rights currently accruing to holders of our Common Stock, or options or warrants exercisable for our Common Stock.
Other Effects on Outstanding Shares. If we implement a reverse stock split, the rights pertaining to the outstanding shares of our Common Stock would be unchanged after the reverse stock split. Each share of our Common Stock issued following the reverse stock split would be fully paid and nonassessable.
The reverse stock split would result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots may be higher than the costs of transactions in “round-lots” of even multiples of 100 shares.
After the effective time of the reverse stock split, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for shares of Common Stock with the new CUSIP number by following the procedures described below. However, until such exchange is made, the old stock certificates will automatically represent the new, post-split number of shares. After the reverse stock split, we will continue to file periodic reports and comply with other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Common Stock will continue to be listed on the NASDAQ Capital Market under the symbol “EFOI” subject to any decision of our Board to list our securities on a different stock exchange or a decision by the NASDAQ Stock Market to delist our Common Stock.
Authorized Shares of Stock
The reverse stock split would affect all issued and outstanding shares of Common Stock and outstanding rights to acquire Common Stock. We will not change the number of shares of Common Stock currently authorized. However, upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of Common Stock issued and outstanding as a result of the reverse stock split.
As of October 25, 2019, the Record Date we had (i) 30,000,000 shares of authorized Common Stock, of which 12,370,030 shares of Common Stock were issued and outstanding, and (ii) 2,000,000 shares of authorized Preferred Stock, all of which were designated as Series A Preferred Stock, none were issued and outstanding. If we issue additional shares, the ownership interest of holders of Common Stock will be diluted. However, if the Nasdaq Stockholder Approval Proposal and Charter Amendment Proposal are approved, we will have 50,000,000 shares of authorized Common Stock and 5,000,000 shares of authorized Preferred Stock.
We will reserve for issuance any authorized but unissued shares of Common Stock that would be made available as a result of the proposed reverse stock split.
We do not have any plans, arrangements or understandings for the remaining portion of the authorized but unissued shares that will be available following the reverse stock split.
Procedure for Effecting the Proposed Stock Split and Exchange of Stock Certificates
    If stockholders approve this proposal and the Board does not otherwise abandon the amendment contemplating the reverse stock split, we will file with the Delaware Secretary of State a Certificate of Amendment to our Certificate of Incorporation, in the form attached to this proxy statement as Appendix B (the “Certificate of Amendment”). The reverse stock split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Certificate of Amendment, which we refer to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split.
Upon the reverse stock split, we intend to treat stockholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.
Following the reverse stock split, stockholders holding physical certificates must exchange those certificates for new certificates and a cash payment in lieu of any fractional shares.

Our transfer agent will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.
Fractional Shares
We would not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split because the stockholder owns a number of shares not evenly divisible by the reverse stock split ratio would instead receive cash upon surrender to the exchange agent of the certificates and a properly completed and executed letter of transmittal. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of our Common Stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of our Common Stock on the trading day immediately preceding the effective date of the reverse stock split. We do not anticipate that the aggregate cash amount paid by our company for fractional interests will be material to us.
No Appraisal Rights
No appraisal rights are available under the General Corporation Law of the State of Delaware or under our Certificate of Incorporation or Bylaws with respect to the reverse stock split.
Accounting Consequences
    The par value of our Common Stock would remain unchanged at $0.0001 per share after the reverse stock split. Also, our capital account would remain unchanged, and we do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the reverse stock split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Potential Anti-Takeover Effect
SEC rules require disclosure and discussion of the effects of any proposal that could be used as an anti-takeover device. This proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our Common Stock vis-à-vis the outstanding shares of our Common Stock and could, under certain circumstances, have an anti-takeover effect, although that is not the purpose or intent of the proposal. A relative increase in the number of authorized but unissued shares of Common Stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized shares. A relative increase in our authorized but unissued shares of Common Stock could potentially deter takeovers, including takeovers that the Board determines are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. The Board is not aware of any attempt to take control of our business and has not considered the reverse stock split to be a tool to be utilized as a type of anti-takeover device. We currently have no plans, proposals or arrangements to issue any shares of Common Stock that would become newly available for issuance as a result of the reverse stock split.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following is a summary of the material U.S. federal income tax consequences of the reverse stock split to holders of our shares. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date of this document, all of which may be subject to change, possibly with retroactive effect. This summary only addresses holders who hold their shares as capital assets within the meaning of the Code and does not address all aspects of U.S. federal income taxation that may be relevant to holders subject to special tax treatment, such as financial institutions, dealers in securities, insurance companies, foreign persons and tax-exempt entities. In addition, this summary does not consider the effects of any applicable state, local, foreign or other tax laws.
We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”), or an opinion from counsel with respect to the U.S. federal income tax consequences discussed below. There can be no assurance that the tax consequences discussed below would be accepted by the IRS or a court. The tax treatment of the reverse stock split to holders may vary depending upon a holder’s particular facts and circumstances.
We urge holders to consult with their own tax advisors as to any U.S. federal, state, local or foreign tax consequences applicable to them that could result from the reverse stock split.
Except as described below with respect to cash received in lieu of fractional shares, the receipt of Common Stock in the reverse stock split should not result in any taxable gain or loss to a holder for U.S. federal income tax purposes. The aggregate tax basis of the Common Stock received by a holder as a result of the reverse stock split (including the basis of any fractional share to which a holder is entitled) will be equal to the aggregate basis of the existing Common Stock exchanged for such stock. A holder’s holding period for the Common Stock received in the reverse stock split will include the holding period of the Common Stock exchanged therefor.
A holder who receives cash in lieu of a fractional share of Common Stock will be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A holder generally will recognize capital gain or loss on such deemed redemption in an amount equal to the difference between the amount of cash received and the adjusted basis of such fractional share.
Board Discretion to Implement the Reverse Stock Split
The Board has reserved the right to abandon the amendment at any time before the effectiveness of the filing of the Certificate of Amendment with the Delaware Secretary of State, even if the adoption of the amendment is approved by the stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL NO. 5: SAY-ON-PAY PROPOSAL

We are asking our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement. This proposal is commonly referred to as a “say-on-pay” vote and is required by Section 14A of the Exchange Act.
Our policy is to provide a compensation program that will attract, motivate and retain persons of high quality and provide incentives that align the interests of our employees and directors with those of our stockholders. Your advisory vote on this particular proposal is not intended to address any specific element of the compensation of our Named Executive Officers; rather, the vote relates to our general executive compensation program, which is described in greater detail under the “Executive Compensation and Other Information” heading of this Proxy Statement.
Although this vote is not binding on the Company, we value your opinion and our Compensation Committee will consider the results of your vote on this proposal when making future decisions relating to our executive compensation program.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE SAY-ON-PAY PROPOSAL.

PROPOSAL NO. 6: SAY-ON-FREQUENCY PROPOSAL

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Exchange Act, which requires that we provide stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently to vote on future advisory votes on the compensation of our Named Executive Officers as disclosed in accordance with the compensation disclosure rules of the SEC.
Stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two or three years. Stockholders also may abstain from casting a vote on this proposal.
After careful consideration, our Board has determined that an advisory vote on executive compensation once every two years is the best approach for the Company, and therefore our Board recommends that you vote for a two-year interval for the advisory vote on executive compensation.
Our Board recognizes the importance of stockholder input on executive compensation and has determined that a say-on-pay vote every two years will provide our stockholders with adequate input. The Board believes that a two-year vote cycle gives the Board sufficient time to thoughtfully consider the results of the advisory vote and implement any desired changes to our executive compensation policies and procedures, and will provide investors sufficient time to evaluate the effectiveness of our executive compensation program as it relates to the business outcomes of the Company. Finally, the two-year interval will avoid the additional administrative burden on the Company of engaging in annual votes on executive compensation. Any stockholder who desires to provide input before the expiration of two years is welcome to contact the Board. Please see the contact information above under the section titled “Proposal No. 1: Election of Directors-Corporate Governance-Stockholder Communications with the Board of Directors.”
The frequency vote is non-binding. Stockholder approval of a one, two, or three‑year frequency vote will not require us to implement an advisory vote on executive compensation every one, two or three years. The final decision on the frequency of the advisory vote on executive compensation remains with our Board and/or its committees. Although the frequency vote is non-binding, our Board and the Compensation Committee will consider the outcome of the frequency vote when making future decisions regarding the frequency of future say-on-pay votes.
The proxy card provides stockholders with four choices (every year, every two years, every three years or abstain). Proxies submitted without direction pursuant to this solicitation will be voted to hold a say-on-pay vote every two years.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE OPTION OF ONCE EVERY TWO YEARS AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL NO. 7: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM RATIFICATION PROPOSAL

General
The Board of Directors recommends that the stockholders ratify the selection of GBQ Partners LLC (“GBQ”) as the Company’s independent registered public accounting firm to audit our accounts and those of our subsidiaries for the fiscal year ending December 31, 2019. The Audit and Finance Committee approved the selection of GBQ as our independent registered public accounting firm for fiscal year 2019, and we engaged GBQ as our independent registered public accounting firm on May 24, 2019 (the “Engagement Date”). We expect that a representative of GBQ will attend the Annual Meeting, and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.
On April 5, 2019, the Company was informed by its independent registered public accounting firm, Plante & Moran PLLC (“Plante Moran”) of Plante Moran’s decision to decline to stand for reappointment as independent registered public accounting firm for the Company (the “Declination Date”). We do not expect a representative of Plante Moran to attend the Annual Meeting.
Plante Moran’s reports on the financial statements of the Company as of and for the years ended December 31, 2017 and December 31, 2018 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except the audit report for the fiscal year ended December 31, 2018 contained a “going concern” qualification.
During the years ended December 31, 2017 and December 31, 2018 and the subsequent interim period through Declination Date, the date Plante Moran informed the Company that it had determined to decline to stand for re-election (the “Declination Date”), there were no disagreements with Plante Moran on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Plante Moran’s satisfaction would have caused Plante Moran to make reference thereto in connection with its reports on the financial statements for such years. During the years ended December 31, 2017 and December 31, 2018 and the subsequent interim period through the Declination Date, there were no reportable events of the types described in Item 304(a)(1)(v) of Regulation S-K.
During the years ended December 31, 2017 and December 31, 2018, and the subsequent interim period through the Engagement Date, neither the Company nor anyone on its behalf consulted with GBQ regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” (within the meaning of Item 304(a)(1)(iv) and Item 304(a)(i)(v) of Regulation S-K, respectively).
There is no requirement that the Company submit the selection of its independent registered public accounting firm to its stockholders for ratification. In addition, the Sarbanes-Oxley Act of 2002 requires our Audit and Finance Committee to be directly responsible for the appointment, compensation and oversight of the audit work of our independent registered public accounting firm. If our stockholders fail to ratify the selection, the Audit and Finance Committee will reconsider whether to retain GBQ, and may retain any firm without re-submitting the matter to our stockholders. Even if the selection is ratified, the Audit and Finance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Accountant Fees and Services
Plante & Moran, PLLC provided audit services to the Company for the fiscal years ending December 31, 2018 and 2017. The following table presents fees for professional services rendered by Plante & Moran, PLLC for those years:

	Year Ended December 31,
	2018	2017
Audit Fees	$327,500	$304,100
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0
Total Fees	$327,500	$304,100

Audit Fees. “Audit Fees” include the aggregate fees billed for professional services rendered by Plante & Moran, PLLC, including audit services related to quarterly reviews and audits of consolidated financial statements, reviews in connection with SEC filings and related consents, comfort letters related to the public stock offering, and other consultations. Because we are a smaller reporting company, for both 2018 and 2017, we were not required to obtain an attestation report with respect to our internal control over financial reporting from our independent registered public accounting firm. Therefore, no fees related to that attestation report were incurred.
Pre-Approval Policies and Procedures
It is the Company’s policy that all audit and non-audit services to be performed by the Company’s principal auditors be approved in advance by the Audit and Finance Committee. The Audit and Finance Committee pre-approved all services provided by Plante & Moran, PLLC during 2018.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM RATIFICATION PROPOSAL.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of Common Stock as of the Record Date assuming both (A) no Stockholder Approval and no conversion of the Notes into Series A Preferred Stock and (B) Stockholder Approval and conversion of the Notes into Series A Preferred Stock. This beneficial ownership information is provided with respect to (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company’s current directors and the Named Executive Officers listed below, and (iii) all current executive officers and directors of the Company as a group. Unless otherwise specified, the address for each officer and director is: 32000 Aurora Road, Suite B, Solon, Ohio 44139. Except as otherwise indicated and subject to community property laws where applicable, each person or entity included in the table below has sole voting and investment power with respect to the shares beneficially owned by that person or entity.

	Assuming No Stockholder Approval and No Conversion of Notes			Assuming Stockholder Approval and Conversion of Notes into Series A Preferred Stock
	Amount and Nature of Beneficial Ownership		Percent of Outstanding Common Stock (1)	Amount and Nature of Beneficial Ownership		Percent of Outstanding Common Stock (1)

Name and Address
5% Stockholders
Schedule 13D Parties	2,126,848	(2)	17.2%	3,834,620	(2)	27.2%
1 Bridge Plaza North, #275
Fort Lee, NJ 07024
William F. Cohen	663,622	(3)	5.4%	663,622	(3)	5.4%
53 East 34th Street
Pine Brook, NJ 07514

Current Directors
Jennifer Cheng	8,290		*	8,290		*
Geraldine McManus	8,290		*	8,290		*
Stephen Socolof	5,032		*	5,032		*
Philip Politziner	0		*	0		*
Michael R. Ramelot	62,927	(4)	*	62,927	(4)	*
James Tu	300,000	(8)	2.4%	1,217,137	(8)	9.2%

Named Executive Officers
Theodore L. Tewksbury III	231,550	(6)	1.9%	231,550	(6)	1.9%
Jerry Turin	18,064	(9)	*	18,064	(9)	*
Michael H. Port	39,565	(7)	*	39,565	(7)	*

All Current Directors and Executive Officers as a Group (7 persons)	384,539	(5)	3.1%	1,301,676	(5)	9.8%

*Less than one percent

(1)
Based on 12,370,030 shares of Common Stock outstanding as of October 25, 2019. In accordance with the rules of the SEC, shares of Common Stock issuable pursuant to options that are currently exercisable, or may become exercisable within 60 days of October 25, 2019, or pursuant to restricted stock units (“RSUs”) scheduled to vest within 60 days of October 25, 2019, are included in the reported beneficial holdings of the individual owning such options or RSUs. Pursuant to the rules of the SEC, these shares of Common Stock have been treated as outstanding in calculating the percentage ownership of the individual possessing such interest, but not for any other individual.

(2)
Except for information provided with respect to James Tu, our Chief Executive Officer, the information in the table and this footnote is based solely on information contained in the Schedule 13D initially filed with the SEC on November 30, 2018 (as amended to date, the “Amended Schedule 13D”) by Gina Huang, Brilliant Start Enterprise, Inc., Jag International Ltd., Jiangang Luo, Cleantech Global Ltd., James Tu, 5 Elements Global Fund L.P., Yeh-Mei Hui Cheng, Communal International Ltd., and 5 Elements Energy Efficiency Limited (collectively, the “Schedule 13D Parties”). According to Amended Schedule 13D, the Schedule 13D Parties may be deemed to be a “group” under Section 13(d)(3) of the Exchange Act and Rule 13d-5 promulgated thereunder. Of the Schedule 13D Parties, only Ms. Huang has beneficial ownership of 5% or more of our Common Stock. Ms. Huang has shared voting and dispositive power over 1,017,390 shares of Common Stock (or beneficial ownership 8.2% of the outstanding Common Stock), consisting of 417,390 shares held by Brilliant Start Enterprise, Inc., and 600,000 shares held by Jag International Ltd., each of which is controlled by Ms. Huang.

See “Certain Relationships and Related Transactions” below for additional information. In addition, on March 29, 2019 certain of the Schedule 13D Parties or their affiliates, including Fusion Park LLC (of which Mr. Tu is the sole member) and Brilliant Start (which is controlled by Ms. Huang), among others, Purchased an aggregate of $1.08 million in Notes. The Notes will automatically convert into shares of Series A Preferred Stock based on a conversion price of $0.67 upon Stockholder Approval, and the Series A Preferred Stock, once issued, is convertible into Common Stock on a one-for-one basis. Once Stockholder Approval is obtained, Ms. Huang and Mr. Tu will beneficially own 790,635 and 917,137 additional shares of Common Stock, respectively.

(3)
Based upon a Schedule 13D filed with the SEC by William Cohen and Costar Partners II, LLC on December 19, 2017 and the Company’s records. Mr. Cohen holds sole voting and dispositive power over 663,622 shares of Common Stock.

(4)	Includes 15,000 options exercisable within 60 days of the Record Date.

(5)
Includes 15,000 shares of Common Stock issuable pursuant to options that are currently exercisable, or may become exercisable within 60 days of October 25, 2019. Does not include shares beneficially owned by Mr. Port, Dr. Tewksbury, or Mr. Turin.

(6)
Effective following the April 1, 2019 10-K Filing, Mr. Tewksbury resigned from his positions as Chairman of the Board, Chief Executive and President of the Company. Includes 51,503 options currently exercisable until April 1, 2020.

(7)	Mr. Port’s employment with the Company terminated on August 15, 2018 and the information presented is as of such date.

(8)	Mr. Tu beneficially owns 300,000 shares of Common Stock through his voting and dispositive power over the Common Stock held by 5 Elements Global Fund L.P.

(9)	Effective following the April 1, 2019 10-K Filing, Mr. Turin resigned from his positions as Chief Financial Officer and Secretary of the Company.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

The following table sets forth information about compensation of our former Chief Executive Officer, our former Chief Financial Officer and one additional executive officer who would have been among the most highly compensated but departed prior to December 31, 2018 (our “Named Executive Officers”) for the years indicated:

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Option Awards ($) (2)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation ($) (4)	Total ($)

Theodore L. Tewksbury, III	2018	459,249	—	-	409,944	—	2,652	871,845
Former Chairman, Chief Executive Officer and President (5)	2017	407,692	—	191,160	262,178	—	569	861,599

Jerry Turin	2018	172,686	75,000	98,424	91,358	—	2,549	440,017
Former Chief Financial Officer and Secretary (6)

Michael H. Port	2018	164,227	—	—	121,934	—	112,493	398,654
Former Chief Financial Officer and Secretary (7)	2017	230,577	—	68,095	87,943	—	205	386,820

(1)	Amounts paid in 2017 and 2018 reflect adjustments to implement salary increases and the timing of payroll dates.
(2)
Under SEC rules, the values reported reflect the aggregate grant date fair values computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), to each of the Named Executive Officers in the years shown. We calculate the grant date fair value of stock option grants using the Black-Scholes option pricing model. We calculate the fair value of RSU grants based on the closing stock price on the grant date. A discussion of the assumptions used in calculating the fair value is set forth in Note 11 to the Consolidated Financial Statements contained in Item 8 of the April 1, 2019 10-K Filing.

(3)	The amounts set forth in this column are amounts paid under the Company’s cash incentive program, which is described below under “Cash incentive plan.”
(4)
The amounts set forth in this column include Company-paid contributions for life insurance and supplemental disability policies and, with respect to Mr. Port for 2018, $111,158 paid under his separation agreement entered into with the Company.

(5)	Dr. Tewksbury served as the Chairman, Chief Executive Officer and President until the April 1, 2019 10-K Filing.
(6)	Mr. Turin was appointed as Chief Financial Officer and Secretary on May 29, 2018 and served until the April 1, 2019 10-K Filing.
(7)	Mr. Port served as Chief Financial Officer and Secretary from March 16, 2017 until May 29, 2018. The 2017 compensation information shown for Mr. Port includes the entire calendar year.

Narrative Disclosure to Summary Compensation Table

The Compensation Committee of our Board of Directors generally has the responsibility of administering our executive compensation program or making recommendations to the full Board with respect to such program. The Compensation Committee reviews and, as appropriate, makes recommendations to the full Board regarding the base salaries and annual cash bonuses for executive officers, and administers our stock incentive plans, including the grants of stock options.
Compensation Philosophy and Objectives
Our principal executive compensation policy is to provide a compensation program that will attract, motivate and retain persons of high quality and provide incentives that align the interests of our employees and directors with those of our stockholders. In administering the executive compensation program, the Compensation Committee is mindful of the following principles and guidelines, which are supported by the full Board:

•	Base salaries for executive officers should be competitive.

•	A sufficient portion of annual compensation should be at risk in order to align the interests of executives with those of our stockholders.

•	The variable part of annual compensation should reflect both individual and corporate performance.

•
As a person’s level of responsibility increases, a greater portion of total compensation should be at risk and include more stock-based compensation to provide executives long-term incentives, and help to align further the interests of executives and stockholders in the enhancement of stockholder value.

Executive officer compensation has three primary components: base salary, bonuses granted under a bonus or cash incentive plan, and stock-based awards granted pursuant to our 2014 Equity Incentive Plan, as amended (“2014 Plan”). In addition, executive officers receive certain benefits that are generally available to all salaried employees. We do not have any defined benefit pension plans, non-qualified deferred compensation arrangements, or supplemental retirement plans for our executive officers.
During 2017, the Compensation Committee engaged Compensia, Inc. to assist with the review of the Company’s executive and Board compensation by providing data on market trends and, more specifically, with respect to a group of peer companies having similar size and other characteristics to the Company based on the Company’s performance and how the Company’s compensation levels compared with such peers.
For each Named Executive Officer’s compensation for 2018, the Compensation Committee reviewed the proposed level for each compensation component based on various factors, including the median level for the peer group and other competitive market factors, internal equity and consistency, and an emphasis on pay for performance. The Compensation Committee made recommendations to the Board of Directors, based on input from the then Chief Executive Officer other than with respect to his own compensation, which then approved the final compensation amounts for each executive officer. We have not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.
Management Changes and Related Compensation Arrangements
Significant changes in the Company’s management team have occurred over the course of the past several years. As a result, all of our Named Executive Officers are no longer with the Company. Mr. Port ceased serving as Chief Financial Officer on May 29, 2018 when Jerry Turin was appointed to such position. Effective following the April 1, 2019 10-K Filing, (i) Dr. Tewksbury resigned from his position as Chairman, Chief Executive Officer and President (ii) Mr. Turin resigned from his position as Chief Financial Officer and (iii) James Tu was appointed to serve as the Company’s Chairman, Chief Executive Officer and President and interim Chief Financial Officer. In addition, in July 2019, Tod Nestor joined the Company and took over the roles of President and Chief Financial Officer.
Dr. Tewksbury’s compensation as Chairman of the Board, Chief Executive Officer and President, and Mr. Turin’s and Mr. Port’s compensation as Chief Financial Officer, were each established taking into account the factors described above. The Compensation Committee has also considered the need to recruit and retain top level talent during a challenging time for the Company, and the responsibilities being managed by a smaller executive team, and their resulting compensation arrangements were as follows:

•
Dr. Tewksbury’s salary was increased to $459,000 for 2018, and he was eligible to receive an annual bonus with a target payout of 100% of his base salary, based on the Company’s financial performance and his individual performance and continued employment and, on February 26, 2018, he received 165,300 RSUs.

•
Mr. Port’s salary was increased to $255,000 for 2018 and he was eligible to receive an annual bonus with a target payout of 50% of his base salary, based on the Company’s financial performance and his individual performance and continued employment and, on February 26, 2018, he received 49,167 RSUs. Mr. Port departed from the Company in August 2018, and received twelve months of continued salary and benefits, twelve months of accelerated vesting of unvested stock options and RSUs, additional vesting of a portion of his 2018 RSU grant and all stock options that had vested remained exercisable until August 15, 2019. The amounts paid to Mr. Port for 2018 include his severance benefits received under his separation agreement entered into with the Company on May 22, 2018.

•
On May 29, 2018, following Mr. Port’s departure, the Board of Directors appointed Jerry Turin to the position of Chief Financial Officer and Secretary. Mr. Turin’s salary as Chief Financial Officer was set at $300,000. Mr. Turin was also eligible to receive an annual bonus with a target payout of 50% of his base salary, based on the Company’s financial performance and his individual performance. Mr. Turin’s 2018 bonus was guaranteed to be a minimum of $75,000, provided that he remained employed with the Company through the date the bonus was paid. In addition, on July 2, 2018, Mr. Turin was granted stock options and RSUs having a total value of approximately $225,000, with 50% of the awards in RSUs (based on a 30-day average stock price) and stock options equal to 1.5 times the number of RSUs.

Base salary
The Compensation Committee seeks to establish executive officer base salary levels that are competitive with the median amounts paid to executives performing similar functions within the Company’s peer group. The Compensation Committee also takes into account a number of largely subjective factors, including changes in the individual’s duties and responsibilities, the personal performance of such executive officer, the performance of the Company, cost-of-living increases, and such other factors as the Compensation Committee deems appropriate, including the individual’s overall mix between fixed and variable compensation and between cash and stock-based compensation.
Cash incentive plan
Effective January 1, 2018, an Executive Bonus Plan (the “Plan”) was established, based on the Compensation Committee’s recommendation to the Board of Directors, for executive management under which the executive officers are each eligible for a cash incentive payment. The Board of Directors set the potential payments at up to the following percentages of such executive’s 2018 salary, with the final amounts payable to be determined by the Board of Directors based upon the 2018 financial results with respect to the metrics and percentages described below:

	Incentive Payment as a % of Base Salary (1)
	Minimum	Target	Maximum
Chief Executive Officer	50%	100%	150%
Chief Financial Officer	25%	50%	100%

(1)	Based on the annual salary rate for the year.
Subject to the terms of the Plan, distribution of the 2018 bonus was based 80% on Company Performance and 20% on Individual Performance. In the event that the Company did not reach the “Minimum” performance for any of the applicable Company Performance metrics, no bonuses would be payable with respect to the Individual Performance component, irrespective of the objectives achieved. In addition, the Board or the Compensation Committee could, in its sole discretion, adjust amounts payable to any participant downward or upward to reflect such considerations as it may in its sole discretion deem to be appropriate.
Company Performance was based on two components - Total Company Net Revenue (“Net Revenue”) with respect to 70% of the amount payable, and Total Adjusted EBITDA (Adjusted Earnings before Interest, Taxes, Depreciation and Amortization and adjusted to exclude non-cash items, such as stock-based compensation) (“Adjusted EBITDA”) with respect to 30% of the amount payable, as reported in or, in the case of Adjusted EBITDA, calculated from the April 1, 2019 10-K Filing.
The incentive payment levels listed above were payable based on the achievement of the following financial performance metrics for 2018: (a) Net Revenue - $26 million (Minimum), $30 million (Target) and $34 million (Maximum), and (b) Adjusted EBITDA - $(5.0) million (Minimum), $(4.0) million (Target) and $(2.5) million (Maximum).
The Company did not achieve the Minimum Net Revenue or the Minimum Adjusted EBITDA, therefore, no bonuses were paid for 2018, other than the guaranteed bonus amount for Mr. Turin of $75,000.
Discretionary bonuses
The Compensation Committee may from time to time award a discretionary annual cash bonus to executive officers, in the amounts and based on the factors determined by the Compensation Committee. The bonus awards may be based on an executive officer’s individual performance or on the overall success of the Company, or both.
 No discretionary bonuses were awarded to the Named Executive Officers in 2018.

Stock Awards and Other Stock-Based Awards
The Compensation Committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for the Company’s stockholders and, therefore; periodically grants time-based stock options and RSUs under the 2014 Plan at the then current market price.
The Compensation Committee grants, or recommends to the Board to grant, options and/or RSUs to executive officers, typically after consideration of recommendations from the Chief Executive Officer. Recommendations for equity awards are based upon the relative position, responsibilities, and previous and expected contributions of each officer, previous equity award grants to such officers and customary levels of equity award grants for the respective position in other comparable companies. The exercise price for stock options is equal to the fair market value of our Common Stock on the grant date. Stock options generally vest over a three-year period with 33% vesting one year from the date of grant and the remaining 67% vesting equally on a monthly basis over the remaining 24 months. Options expire 10 years from the date of grant. RSUs generally vest over a three-year period with 33% vesting one year from the grant date, 33% vesting two years from the grant date, and the remaining 34% vesting three years from the grant date.
Under the 2014 Plan, upon a Change of Control (as defined in such plan) all outstanding unvested stock options become fully vested and exercisable if not assumed, or substituted with a new award, by the successor to the Company and, if such awards are assumed or substituted by the successor to the Company, they become fully exercisable and vested if the option holder’s employment is terminated (other than a termination for cause) within two years following a Change of Control. If an option holder’s employment is terminated within two years after a Change of Control for any reason other than death, retirement, disability or termination for cause, each outstanding stock option that is vested following such termination will remain exercisable until the earlier of the third anniversary of termination or the expiration of the term of the stock option. In addition, executive officers who are designated for participation under the Change in Control Benefit Plan described below, are eligible for vesting of all outstanding equity awards upon a qualifying termination following a Change in Control.
Change in Control Benefit Plan
On February 19, 2017, we established a Change in Control Benefit Plan to provide for the payment of certain benefits to selected eligible employees and directors of the Company. A Change in Control is defined in the same manner as under the 2014 Plan and includes any one or more of the following events summarized below:

•
any “person” becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the voting securities of the Company then outstanding and entitled to vote generally in the election of directors of the Company;

•	individuals who, as of the beginning of any 24 month period, constitute the Board cease for any reason during such 24 month period to constitute at least a majority of the Board; or

•
consummation of (A) a merger, consolidation or reorganization of the Company, in each case, following such merger, consolidation or reorganization, beneficially own, directly or indirectly, at least 35% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity or entities resulting from such merger, consolidation or reorganization, (B) a complete liquidation or dissolution of the Company, or (C) a sale or other disposition of all or substantially all of the assets of the Company.

The Company entered into Change in Control participation agreements with Dr. Tewksbury on February 19, 2017, with Mr. Port on March 21, 2017 and with Mr. Turin on May 18, 2018 (which terminated upon their departure). The Change in Control participation agreement provides for a lump sum payment equal to one times annual base salary and target bonus, accelerated vesting of stock awards, and continuation of group health plan benefits for 12 months if the participant’s employment is involuntarily terminated within 24 months of a Change in Control.
Section 162(m)
Section 162(m) of the Internal Revenue Code (“IRC Sec. 162(m)”) generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid to a company’s Chief Executive Officer, or to any of the company’s other three most highly compensated executive officers (other than the Chief Financial Officer), for any fiscal year. Generally, for compensation prior to 2018, IRC Sec. 162(m) exempted qualifying performance-based compensation from the deduction limit if certain conditions were met. In determining base salary, benefits, perquisites and other compensation, the Compensation Committee considers tax deductibility. However, a more important goal of the Compensation Committee is to offer compensation that is competitive within our peer group.
Employment Agreements with Named Executive Officers
We did not have employment agreements with any of our Named Executive Officers, all of whom are no longer with the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to equity awards outstanding for our Named Executive Officers as of December 31, 2018:

Name	Award Grant Date	Number of Securities Underlying Unvested Restricted Stock Units (#)		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)		Option Exercise Price ($)	Option Expiration Date

Theodore L. Tewksbury, III (4)	2/27/2017	49,443	(1)	45,323	28,842	(2)	$3.43	2/27/2027
	2/26/2018	165,300	(1)

Jerry Turin (5)	7/2/2018	50,474	(1)		75,711	(2)	$1.81	7/2/2028

Michael H. Port (6)	9/17/2015			5,000		(3)	$15.08	8/15/2019
	4/3/2017			22,525		(3)	$3.17	8/15/2019

(1)
One third vests on the first anniversary of the grant date, another one third vests on the second anniversary of the grant date, and the final one third vests on the third anniversary of the grant date. Dr. Tewksbury’s RSUs vested in full on April 1, 2019 pursuant to his separation agreement. One third of Mr. Turin’s RSUs vested and the remainder of the award terminated on April 1, 2019 pursuant to his separation agreement.

(2)
One third was to vest on the first anniversary of the grant date, and the remainder vests monthly in equal installments over the following 24-month period. The unvested portion of these options terminated on April 1, 2019 and Dr. Tewksbury’s vested options will remain exercisable for one year from the separation date under the separation agreements with each of Dr. Tewksbury and Mr. Turin.

(3)	Under the terms of Mr. Port’s separation agreement, options that were vested on his separation date from the Company remain exercisable for one year from the separation date.
(4)	Dr. Tewksbury served as the Chairman, Chief Executive Officer and President until the April 1, 2019 10-K Filing.
(5)	Mr. Turin was appointed as Chief Financial Officer and Secretary on May 29, 2018 and served until the April 1, 2019 10-K Filing.
(6)	Mr. Port served as Chief Financial Officer and Secretary from March 16, 2017 until May 29, 2018.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based awards to attract and retain qualified candidates to serve on our Board. In setting director compensation, the Board considers the significant amount of time that directors expend in fulfilling their duties, the skill level required, and the compensation of Board members at comparable companies.

The following table sets forth the annual cash and stock-based compensation for non-employee directors for 2018:

Annual Cash Retainer	$32,500
Restricted Stock Unit Grant	$45,000	(1)
Additional Annual Cash Retainers:
Lead Director	$20,000
Compensation Committee Chair	$14,000
Compensation Committee Member	$5,000
Audit and Finance Committee Chair	$19,000
Audit and Finance Committee Member	$7,000
Nominating and Corporate Governance Committee Chair	$9,000
Nominating and Corporate Governance Committee Member	$4,000

(1)
Restricted stock unit grant on the date of the Company’s annual meeting of stockholders having a value as stated above based on the fair market value of the Common Stock on such date, and vesting on the earlier of (i) the one year anniversary of the grant date or (ii) the date of the Company’s annual meeting of stockholders next following the grant date. On June 20, 2018, each of the non-employee directors received a restricted stock unit grant of 15,000 shares, which will vest on June 20, 2019. In February 2017, the Board adopted a Change in Control Benefit Plan, which provides for full vesting of RSUs held by non-employee directors upon a Change in Control (as defined in such plan).

The Board, at its discretion, may grant options or other equity awards to newly elected directors and additional grants to other directors.

The following table summarizes the total compensation paid to non-employee directors for the year ended December 31, 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Total ($)

Ronald D. Black (3)	61,500	33,300	—	94,800
William F. Cohen (4)	26,202	0	—	26,202
Glenda M. Dorchak (3)	57,500	33,300	—	90,800
Marc J. Eisenberg (3)	47,891	33,300	—	81,191
Michael R. Ramelot	51,500	33,300	—	84,800
Satish Rishi (3)	18,122	41,191	—	59,313

(1)
Represents RSUs, which vested on June 15, 2019 and settled in Common Stock. The grant date fair value is calculated based on the closing price of the stock on the grant date. Each of Dr. Black, Messrs. Eisenberg, Ramelot, and Rishi and Ms. Dorchak held 15,000 unvested RSUs as of December 31, 2018.

(2)
The number of outstanding options held by each non-employee director as of December 31, 2018 was as follows: Mr. Cohen 10,000 and Mr. Ramelot 15,000. With respect to Mr. Cohen, the vested options are exercisable until June 20, 2019.

(3)
Dr. Black and Messrs. Eisenberg and Rishi resigned from the Board effective following the April 1, 2019 10-K Filing. Ms. Dorchak resigned from the Board as of February 21, 2019. Their unvested RSUs vested as of their respective resignation dates.

(4)	Mr. Cohen’s term as director ended on June 20, 2018, the date of the 2018 Annual Meeting, as he did not stand for re-election to another term.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
On November 30, 2018, each of Ms. Huang, Brilliant Start, Jag International Ltd., Jiangang Luo, Cleantech Global Ltd., James Tu, 5 Elements Global Fund L.P., Yeh‑Mei Hui Cheng, Communal International, Ltd., and 5 Elements Energy Efficiency Limited (the “Schedule 13D Parties”) filed a Schedule 13D with the SEC, indicating that they may be deemed to be “group” under Section 13(d)(3) of the Exchange Act, and Rule 13d-5 promulgated thereunder, and report their beneficial ownership of our Common Stock as a group. The Schedule 13D was amended on February 26, 2019 and April 3, 2019.
A description of the relationships between certain of the Schedule 13D Parties is set forth below:

·	Gina Huang, who:

o	is the Chairperson of Brilliant Start and the sole owner of Jag International, Ltd. (“Jag”);

o	has voting and dispositive power over the Common Stock beneficially owned by Brilliant Start and Jag;

·	Jiangang Luo, who is the Managing Partner of Cleantech Global Ltd., and a former member of the Board;

·
James Tu, who is now the Company’s Chairman and Chief Executive Officer and member of the Board and previously served as Chairman, Chief Executive Officer and President of the Company and a member of the Company’s Board from December 18, 2012 until his resignation from such positions on February 19, 2017:

o	has voting and dispositive power over the Common Stock held by 5 Elements Global Fund L.P.;

o	is a Co-Founder and 50% owner of Communal International, Ltd. (“Communal”), which has 50% ownership interest in Energy Efficiency (defined below);

·	Yeh-Mei Hui Cheng, who:

o	is the general partner and controlling partner of Energy Efficiency (defined below);

o	owns 50% of Energy Efficiency;

o	is Co-Founder and 50% owner of Communal, which owns the other 50% of Energy Efficiency; and

o	is the mother of Jennifer Cheng, a current member of the Board;

·	Communal, which holds 50% ownership interest in Energy Efficiency; and

·	5 Elements Energy Efficiency Limited (“Energy Efficiency”), which is owned 50% by Ms. Cheng and 50% by Communal.
On March 29, 2019, the Company entered into a note purchase agreement with certain investors, including Fusion Park LLC (of which James Tu, is the sole member) and Brilliant Start, for the purchase of an aggregate of $1.7 million of Notes, of which Fusion Park and Brilliant Start purchased $580,000 and $500,000, respectively. The Notes are described in Proposal 2 (the NASDAQ Stockholder Approval Proposal) above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors, and persons owning more than 10% of a registered class of our equity securities, who collectively we generally refer to as insiders, to file certain reports regarding ownership of, and transactions in, our securities with the SEC. Such insiders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file.
Based solely on our review of such reports filed with the SEC and written representations from the reporting persons, we believe that all of our insiders filed the required reports on a timely basis under Section 16(a) for fiscal year 2018.

AUDIT COMMITTEE REPORT

The Audit and Finance Committee has reviewed and discussed with the Company’s management and Plante & Moran, PLLC the audited consolidated financial statements contained in our Annual Report on Form 10-K for the 2018 fiscal year. The Audit and Finance Committee has also discussed with Plante & Moran, PLLC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.

The Audit and Finance Committee has received and reviewed the written disclosures and the letter from Plante & Moran, PLLC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and has discussed with Plante & Moran, PLLC its independence from Energy Focus.
Based on the review and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for its 2018 fiscal year for filing with the SEC.
Submitted by the Audit and Finance Committee
Michael R. Ramelot, Chair
Stephen Socolof (joined the committee on May 20, 2019)
Philip Politziner (joined the committee on August 9, 2019)
The foregoing Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this proxy statement, in whole or in part, the foregoing Audit Committee Report shall not be incorporated by reference into any such filings.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

A stockholder who wishes to have a proposal included in our Proxy Statement for the 2020 Annual Meeting of Stockholders must submit the proposal in writing to the Secretary of the Company at our principal executive offices at 32000 Aurora Road, Suite B, Solon, Ohio 44139, for receipt no later than July14, 2020 pursuant to Rule 14a-8(e) under the Exchange Act, assuming that the date of the 2020 Annual Meeting will occur within 30 days of the anniversary of the 2019 Annual Meeting.

A stockholder who wishes to present a proposal at the 2020 Annual Meeting without having it appear in the Proxy Statement must submit notice of the proposal in writing to our Secretary no earlier than August 19, 2020 and no later than September 18, 2020, assuming that the 2019 Annual Meeting occurs on December 17, 2019, and otherwise comply with all requirements of our Bylaws with respect thereto.

If the date of the 2020 Annual Meeting is more than 30 days before or after the anniversary of the 2019 Annual Meeting, then the foregoing deadlines will change and be determined in accordance with the Rule 14a-8 under the Exchange Act (for proposals to be included in the Company’s Proxy Statement) or the Company’s Bylaws (for all other proposals).

HOUSEHOLDING INFORMATION

Some banks, brokers and other nominees are participating in the practice of “householding” proxy statements and annual reports. This means that beneficial holders of our Common Stock who share the same address or household may not receive separate copies of this Proxy Statement and our 2018 Annual Report on Form 10-K (the “2018 Annual Report”). If you and other stockholders of record with whom you share an address currently receive multiple sets of proxy statements and annual reports, and you would like to receive only a single copy of each in the future, or if you and other stockholders of record with whom you share an address currently receive a single copy of proxy statements and annual reports, and you would like to receive a separate copy of each in the future, please send your name, the name of your brokerage firm, and your account number to Broadridge, c/o Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call 800-542-1061. If you hold your shares in street name (that is, through a bank, brokerage account or other record holder), please contact your bank, broker or the other record holder to request information about householding.

OTHER MATTERS

The Board of Directors knows of no other matters to be submitted during the Annual Meeting. If any other matters properly come before the Annual Meeting, then the persons named in the enclosed proxy will vote the shares they represent in such manner as the Board may recommend.

ANNUAL REPORT ON FORM 10-K

The Company’s 2018 Annual Report on Form 10-K, as amended, may be obtained, without charge, by writing to the Company at 32000 Aurora Road, Suite B, Solon, Ohio 44139, Attention: Investor Relations or by accessing the report on our website at http://www.energyfocus.com.

Appendix A
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ENERGY FOCUS, INC.
Pursuant to Section 242 of the
General Corporation Law of the State of Delaware
Energy Focus, Inc. (hereinafter called the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:
Resolutions were duly adopted by the Board of Directors of the Company pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth amendments to the Certificate of Incorporation of the Company as amended, and declaring said amendments to be advisable. The stockholders of the Company duly approved said proposed amendments in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolutions setting forth the amendments are as follows:
RESOLVED, that paragraph (A) of Article IV of the Certificate of Incorporation of the Company, as amended, be and hereby is deleted in its entirety and the following paragraph is inserted in lieu thereof:
“(A) The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Fifty-Five Million (55,000,000) shares, each with a par value of $0.0001 per share. Fifty Million (50,000,000) shares shall be Common Stock and Five Million (5,000,000) shares shall be Preferred Stock.”
RESOLVED FURTHER, that the Section 1 of the Certificate of Designation of Series A Convertible Preferred Stock of Energy Focus, Inc., as amended, be and hereby is deleted in its entirety and the following paragraph is inserted in lieu thereof:
“1. Designation. There shall be a series of Preferred Stock that shall be designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”) and the number of Shares constituting such series shall be Three Million Three Hundred Thousand (3,300,000). The rights, preferences, powers, restrictions and limitations of the Series A Preferred Stock shall be as set forth herein.”
IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its Chief Executive Officer this Day of , 20.
ENERGY FOCUS, INC.
By: _________________________
James Tu
Executive Chairman and Chief Executive Officer

A-1

Appendix B

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ENERGY FOCUS, INC.
Pursuant to Section 242 of the
General Corporation Law of the State of Delaware
Energy Focus, Inc. (hereinafter called the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:
Resolutions were duly adopted by the Board of Directors of the Company pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth the amendment to the Certificate of Incorporation of the Company, as amended, and declaring said amendment to be advisable. The stockholders of the Company duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolutions setting forth the amendments are as follows:
RESOLVED, that paragraph (A) of Article IV of the Certificate of Incorporation of the Company, as amended, be and hereby is deleted in its entirety and the following paragraph is inserted in lieu thereof:
“(A) The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Fifty-Five Million (55,000,000) shares, each with a par value of $0.0001 per share. Fifty Million (50,000,000) shares shall be Common Stock and Five Million (5,000,000) shares shall be Preferred Stock.”
Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), the shares of Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time (the “Old Common Stock”) shall be reclassified into a different number of shares of Common Stock (the “New Common Stock”) such that each two to twenty shares of Old Common Stock shall, at the Effective Time, be automatically reclassified into one share of New Common Stock, the exact ratio within the foregoing range to be determined by the Board of Directors of the Corporation prior to the Effective Time and publicly announced by the Corporation. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of whole shares of New Common Stock into which such Old Common Stock shall have been reclassified pursuant to the immediately preceding sentence. No fractional shares of Common Stock shall be issued as a result of such reclassification. In lieu of any fractional shares to which the stockholders would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair value of the Common Stock as determined in good faith by the Board of Directors of the Corporation.

B-1

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its Chief Executive Officer this Day of , 20.
ENERGY FOCUS, INC.

By: _________________________
James Tu
Executive Chairman and Chief Executive Officer

B-2